CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in each of Centennial Bancorp's Form S-8 Registration Statement Nos. 33-44701, 33-86650 and 333-32081, and in Centennial Bancorp's Annual Report on Form 10-K as of and for the year ended December 31, 1999, of our report dated January 21, 2000, on our audits of the consolidated financial statements of Centennial Bancorp and subsidiaries as of and for the years ended December 31, 1999 and 1998, which are incorporated by reference in this Annual Report on Form 10-K.


/S/ SYMONDS, EVANS & LARSON, P.C.




Portland, Oregon
March 23, 2000